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                                 Charles Powers
                                2419 W. Sumter Ave.
                               Florence, SC 29502

                                                                 October 3, 1996


Tellurian, Inc.
15 Industrial Avenue
Upper Saddle River, NJ 07458

Gentlemen:

This is to confirm that the Amendment to the Indemnification Agreement and the Amendment to the Assignment of Contract Rights both effective on June 17, 1996 are hereby amended so that all references to August 1, 1997 now read November 1, 1997. Accordingly, upon receipt of an additional $61,200 from Tellurian, I will not demand payment of the principal and interest owed to me until November 1, 1997.


                                       /s/ Charles Powers
                                       ------------------------------------
                                           Charles Powers